Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2014

Purion H Momentum Drives 254% Increase in Systems Revenue

BEVERLY, Mass. — February 5, 2015—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the fourth quarter and full year ended December 31, 2014. Recent highlights include:

•                  Revenues of $62.5 million, a 62% increase over the third quarter.

•                  System sales of $29.9 million, a 254% increase over the third quarter.

•                  The Company returned to profitability with net income of $0.2 million or $0.00 per share compared to a net loss of $4.7 million or ($0.04) per share in the third quarter.

•                  Significant order activity for the Purion™ platform across DRAM, FLASH and foundry market segments.

•                  Closed a $49M sale leaseback agreement, generating net proceeds of approximately $34M after mortgage payoff.

The Company reported fourth quarter revenue of $62.5 million, compared to $38.5 million for the third quarter of 2014. Operating profit for the quarter was $0.4 million, compared to a $5.4 million loss for the third quarter. Net income for the quarter was $0.2 million, or $0.00 per share. This compares to a net loss for the third quarter of 2014 of $4.7 million, or ($0.04) per share. This included $2.3 million of restructuring charges. Cash and cash equivalents were $30.8 million at December 31, 2014 compared with $32.5 million at September 30, 2014.

For the full year 2014, the Company reported revenue of $203.1 million, compared with $195.6 million for the full year 2013. Net loss for the year was $11.3 million or ($0.10) per share. This compares to net loss for the full year 2013 of $17.1 million or ($0.16) per share.

Chairman and CEO Mary Puma said, “In the fourth quarter, we exceeded company guidance and analyst consensus estimates. Significant revenue growth was driven by the rapid adoption of the Purion H high current implanter. We expect the continued momentum of the Purion H will drive an increase in system sales in the first quarter.” She added, “The introduction of the Purion H high current implanter and the Purion M medium current implanter has opened an additional 85% of the market, giving Axcelis access to 100% of the nearly $1B ion implant market.”

Fourth Quarter and Full Year 2014 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the fourth quarter and full year 2014. The call will be available to interested listeners via an audio webcast that can be accessed through the Investors page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.680.0865 (1.617.213.4853 outside North America).  Participants calling into the conference call will be requested to provide the company name, Axcelis Technologies, and pass code: 44096419. Webcast replays will be available for 30 days following the call.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue:
Product	$57,076	$51,436	$179,246	$169,587
Services	5,454	7,138	23,805	26,045
Total revenue	62,530	58,574	203,051	195,632
Cost of revenue:
Product	39,639	31,702	113,285	106,678
Services	4,094	5,592	19,602	21,019
Total cost of revenue	43,733	37,294	132,887	127,697

Gross profit	18,797	21,280	70,164	67,935

Operating expenses:
Research and development	7,481	8,899	33,533	34,756
Sales and marketing	5,310	5,031	20,713	21,159
General and administrative	5,602	6,306	23,958	25,471
Gain on sale of dry strip assets and intellectual property	—	—	—	(1,167)
Restructuring charges	(27)	—	2,621	2,334
Total operating expenses	18,366	20,236	80,825	82,553

Income (loss) from operations	431	1,044	(10,661)	(14,618)

Other income (expense):
Interest income	27	36	32	44
Interest expense	(257)	(149)	(1,069)	(457)
Other, net	249	(402)	1,531	(1,073)
Total other income (expense)	19	(515)	494	(1,486)

Income (loss) before income taxes	450	529	(10,167)	(16,104)

Income tax provision (benefit)	285	(85)	1,099	1,040

Net income (loss)	$165	$614	$(11,266)	$(17,144)

Net income (loss) per share
Basic	$0.00	$0.01	$(0.10)	$(0.16)
Diluted	$0.00	$0.01	$(0.10)	$(0.16)

Shares used in computing net loss per share:
Basic weighted average common shares	112,218	109,746	111,450	108,869
Diluted weighted average common shares	117,251	114,906	111,450	108,869

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$30,753	$46,290
Accounts receivable, net	42,794	36,587
Inventories, net	104,063	95,789
Prepaid expenses and other assets	18,755	22,052
Property, plant and equipment, net	30,464	32,006
Restricted cash	825	825
Total assets	$227,654	$233,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$21,605	$19,451
Accrued compensation	4,232	4,845
Warranty	1,527	1,428
Income taxes	196	417
Deferred revenue	7,231	4,709
Debt	14,530	15,000
Other liabilities	9,981	11,697
Total liabilities	59,302	57,547

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 112,849 shares issued and 112,729 shares outstanding at December 31, 2014; 110,225 shares issued and 110,105 shares outstanding at December 31, 2013	113	110
Additional paid-in capital	519,068	510,992
Treasury stock, at cost, 120 shares at December 31, 2014 and December 31, 2013	(1,218)	(1,218)
Accumulated deficit	(350,887)	(339,621)
Accumulated other comprehensive income	1,276	5,739
Total stockholders’ equity	168,352	176,002
Total liabilities and stockholders’ equity	$227,654	$233,549

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended
	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(11,266)	$(17,144)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	4,586	5,075
Gain on sale of dry strip assets and intellectual property	—	(1,167)
Deferred taxes	1,266	(1,465)
Stock-based compensation expense	4,812	4,337
Provision for inventory reserves	1,817	2,562
Changes in operating assets & liabilities:
Accounts receivable	(7,069)	(11,528)
Inventories	(12,280)	2,209
Prepaid expenses and other assets and liabilities	(1,051)	(3,181)
Accounts payable and other liabilities	772	7,308
Deferred revenue	2,577	(2,181)
Income taxes	(212)	133
Net cash used for operating activities	(16,048)	(15,042)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	—	1,200
Expenditures for property, plant, and equipment	(1,017)	(821)
Decrease in restricted cash	—	106
Net cash (used for) provided by investing activities	(1,017)	485

Cash flows from financing activities
Increase in restricted cash	—	(825)
Financing fees and other expenses	(115)	(560)
Proceeds from exercise of stock options	2,894	1,669
Proceeds from Employee Stock Purchase Plan	447	436
Proceeds from issuance of Term Loan	—	15,000
Principal payments on Term Loan	(470)	—
Net cash provided by financing activities	2,756	15,720
Effect of exchange rate changes on cash and cash equivalents	(1,228)	141
Net (decrease) increase in cash and cash equivalents	(15,537)	1,304
Cash and cash equivalents at beginning of period	46,290	44,986
Cash and cash equivalents at end of period	$30,753	$46,290